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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40494) pertaining to the 1999 Stock Incentive Plan of Salem Communications Corp. of our report dated March 5, 2001, with respect to the consolidated financial statements and schedule of Salem Communications Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                      /s/ Ernst & Young LLP

Woodland Hills, California
March 30, 2001

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Consent of Ernst & Young LLP, Independent Auditors